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EXHIBIT 23.4

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Selected Financial Data", "Change in Independent Auditors" and "Experts" and to the use of our report dated November 27, 2002, with respect to the financial statements of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies in the Registration Statement (Form F-4), and related Prospectus of Petróleos Mexicanos for the registration of U.S. $600,000,000 6.50% Guaranteed Notes due February 1, 2005 of Petróleos Mexicanos.

/s/ MANCERA, S.C. Mancera, S.C. A Member Practice of Ernst & Young Global
Mexico City, Mexico February 3, 2003

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  EXHIBIT 23.4
Consent of Independent Auditors